Exhibit 99 (d)

INVESTMENT ADVISORY AGREEMENT
between
HUMANKIND BENEFIT CORPORATION
and
HUMANKIND INVESTMENTS LLC

INVESTMENT ADVISORY AGREEMENT, dated as of January 28th 2021 by and between HUMANKIND BENEFIT CORPORATION, a Maryland benefit corporation which may issue one or more series of shares of beneficial interest (the “Company”), and HUMANKIND INVESTMENTS LLC (the “Adviser”), a Delaware public benefit limited liability company.

WHEREAS, the Company is engaged in the business as an open-end investment company registered under the Investment Company Act of 1940 (collectively with the rules and regulations promulgated thereunder, (the “Act”); and

WHEREAS, the Adviser is an investment adviser under the Investment Advisers Act of 1940, as amended, and engages in the business of acting as an investment adviser; and

WHEREAS, the Company wishes to engage the Adviser to provide certain investment advisory services to the series of the Company listed on Schedule A (each a “Fund” and collectively, the “Funds”) which will be operated as exchange traded funds, and the Adviser is willing to provide such investment advisory services for the Funds on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.	Appointment

The Company hereby appoints the Adviser, for the benefit of the series identified on Schedule A, to act as investment adviser to the Funds with respect to the investment of their assets and to supervise and arrange the purchase of securities for and the sale of securities held in the portfolios of the Funds, all as more fully set forth herein, and the Adviser hereby accepts such appointment.

2.	Duties and Obligations of the Adviser With Respect to the Investment of Assets of the Funds

(a)	Subject to the succeeding provision of this section and subject to the direction and control of the Board of Directors of the Company (“Board”), the Adviser shall:

(i)	supervise continuously the investment program of each Fund and the composition of its portfolio;

(ii)	determine what securities be purchased or sold by each Fund;

(iii)	arrange for the purchase and sale of securities held in the portfolio of each Fund;

(iv)	provide the Company with records and reports with respect to any activities it conducts on behalf of each Fund for which records are required to be created and maintained under the Act;

(v)	furnish the Company with an annual benefit report meeting the requirements of the Company’s Instruments and Maryland law; and

(vi)	furnish such reports to the Company’s officers and Directors with respect to each Fund concerning the Adviser’s discharge of its obligations under this Agreement.

(b)	Any investment program furnished by the Adviser under this section shall at all times conform to, and be in accordance with, any requirements imposed by:

(i)	the provisions of the Act and any rules or regulations in force thereunder;

(ii)	any other applicable provisions of state and Federal law;

(iii)	the provisions of the Company’s Instruments and By-Laws, as amended from time to time;

(iv)	any policies and determinations of the Board of Directors of the Company (including the Company’s Compliance Program);

(v)	the investment objectives, investment strategies and fundamental policies of each Fund as reflected in its Registration Statement on Form N-1A under the Act, as amended from time to time; and

(vi)	applicable rules and regulations of any exchange upon which shares of a Fund may be listed for trading.

(c)
The Adviser shall give each Fund the benefits of its best judgment and effort in rendering services hereunder, and in connection therewith the Adviser shall not be liable to any Fund or its security holders for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for such Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this subsection (c), the term “Adviser” shall include board members, officers and employees of the Adviser as well as for the entity referred to as the “Adviser” itself.

(d)
Nothing in this agreement shall prevent the Adviser or any affiliated person (as defined in the Act) of the Adviser from acting as investment adviser or manager for any other person, firm or corporation (including other investment companies) and shall not in any way limit or restrict the Adviser or any such affiliated persons from buying, selling, or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; providing, however, that the Adviser expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Funds under this Agreement. The Adviser agrees that it will not deal with itself, or with the Directors of the Company or the Funds’ principal underwriter or distributor, as principals in making purchases or sales of securities or other property except as permitted by the Act, and will comply with all other provisions of the Company’s Instrument and By-Laws and the then-current prospectus and statement of additional information applicable to each Fund relative to the Adviser and its board members and officers.

(e)
The Funds will supply the Adviser with copies of the following documents: (i) the Company’s Instrument and By-Laws; (ii) resolutions of the Company’s Board of Directors and shareholders authorizing the appointment of the Adviser and approving this Agreement; (iii) the Funds’ Registration Statement on Form N-1A as filed with the Securities and Exchange Commission; (iv) copies of any exemptive applications, orders and correspondence relating thereto, filed with the Securites and Exchange Commission on behalf of any Fund (including applications filed by any listing exchange); and (v) the Funds’ most recent prospectus and statement of additional information. The Funds will furnish the Adviser from time to time with copies of all amendments or supplements to the foregoing, if any, and all documents, notices and reports filed with the Securities and Exchange Commission.

(f)	The Funds will supply, or cause their custodian bank to supply, to the Adviser such financial information as is necessary or desirable for the functions of the Adviser hereunder.

3.	Fees and Allocation of Expenses

(a)
For the Services to be rendered, each Fund shall pay to the Adviser from the assets of the Fund an investment advisory fee paid monthly at an annual rate set forth opposite each Fund’s name on Schedule A which shall be a percentage of the Fund’s average daily net assets for the Fund’s then-current fiscal year. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. If the Agreement becomes effective subsequent to the first day of the month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

(b)
The Adviser agrees that it will furnish each Fund, at its expense, all office space and facilities, equipment and clerical personnel necessary for carrying out its duties under this Agreement and that it will supply to any administrator (the “Administrator”) of the Funds all necessary financial information in connection with the Administrator’s duties under any agreement between the Administrator and the Company on behalf of the Funds. The Adviser agrees to pay the costs associated with each Fund as set forth on Schedule A. The internal expenses of pooled investment vehicles in which a Fund may invest (acquired fund fees and expenses) are expenses of the Company and are not paid by the Adviser. The payment or assumption by the Adviser of any expense of the Company that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company on any subsequent occasion.

(c)
Notwithstanding the above, to the extent that the aggregate expenses of any character paid by the Fund (excluding expenses identified in subsection (vii) of Section 3(c) and extraordinary expenses of the Independent Directors, including expenses of independent legal counsel thereto) exceed the operating expense limit as set forth on Schedule A, the Adviser shall waive fees and/or assume Fund expenses to maintain the operating expense limit at the fixed percentage of average daily net assets.

4.	Duration, Amendment and Termination

(a)
This Agreement shall go into effect as to each Fund on the date set forth above (the “Effective Date”) and shall, unless terminated as hereinafter provided, continue in effect for two years from the Effective Date and shall continue from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Board of Directors, including the vote of a majority of the directors who are not parties to this Agreement or “interested persons” (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a “majority” (as so defined) of the outstanding voting securities of a Fund and by such a vote of the directors.

(b)	This Agreement may be amended only if such amendment is approved by the vote of the holders of a “majority” (as defined in the Act) of the outstanding voting securities of a Fund.

(c)
This Agreement may be terminated as to a Fund by the Adviser at any time without penalty upon giving such Fund sixty (60) days’ written notice (which notice may be waived by the Fund) and may be terminated by the Fund at any time without penalty upon giving the Adviser sixty (60) days’ written notice (which notice may be waived by the Adviser), provided that such termination by such Fund shall be approved by the vote of a majority of all directors in office at the time or by the vote of the holders of a “majority” (as defined in the Act) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its “assignment” (as defined by the Act).

5.	Board of Directors’ Meeting

Each Fund agrees that notice of each meeting of the Board of Directors will be sent to the Adviser and that each Fund will make appropriate arrangements for the attendance (as persons present by invitation) of such person or persons as the Adviser may designate.

6.	Limitations of Liability

(a)
The Articles of Incorporation establishing the Company provides that no Director or officer of the Company shall be liable to the Benefit Corporation or its stockholders for money damages to the maximum extent permitted by Maryland law then in effect.

(b)
Neither the Adviser nor its officers, directors, employees, agents, affiliated persons or controlling persons or assigns shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company or its shareholders resulting from any willful misfeasance, bad faith or gross negligence in the performance of its duties or obligations hereunder, the reckless disregard of its duties or obligations hereunder, or breach of its fiduciary duty to the Company, any Fund or its shareholders.

(c)
Notwithstanding any other provision of this Agreement, the Adviser shall not be liable for any loss suffered by the Company or its shareholders caused directly or indirectly by circumstances beyond the Adviser’s reasonable control including, without limitation, government restrictions, exchange or market rulings, suspensions of trading, acts of civil or military authority, national emergencies, shutdowns caused by pandemics or other health emergencies, labor difficulties, fires, earthquakes, floods, other weather emergencies or catastrophes, acts of God, wars, riots or failures of communication (including internet access) or power supply. In the event of equipment breakdowns beyond its reasonable control, the Adviser shall take reasonable steps to minimize service interruptions, but shall have no liability with respect thereto.

7.	Miscellaneous

(a)
Notices. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party as such address as such other party may designate for the receipt of such notice.

(b)
Severability. If any term or provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

(c)	Headings. The headings in this Agreement are for convenience only and shall not be construed as part of this Agreement or in any way limiting or amplifying any of the provisions of this Agreement.

(d)	Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to its conflict of law principles, and the applicable provisions of the Act.

(e)	Agreement. This Agreement shall apply with respect to the series identified on Schedule A, as it may be modified from time to time, and shall not affect any other series of the Company.

(f)
Questions of Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the Unites States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said Act. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

(g)	Proxy Voting.

(i).
The Board has the authority to determine how proxies with respect to securities that are held by each Fund shall be voted, and the Board initially has determined to delegate the authority and responsibility to vote proxies for each Fund’s securities to the Adviser. So long as proxy voting authority for a Fund has been delegated to the Adviser, the Adviser shall exercise the Adviser’s proxy voting responsibilities. The Adviser shall carry out said responsibilities in accordance with any instructions that the Board shall provide from time to time. The Adviser shall provide periodic reports and keep those records relating to proxy voting as the Board reasonably may request or as may be necessary for each of the Funds to comply with the 1940 Act and other applicable law. Any said delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board at any time.

(ii).
The Adviser is authorized to instruct the Company’s custodian and/or broker(s) promptly to forward to the Adviser or designate service provider copies of all proxies and shareholder communications relating to securities held in the portfolio of each Fund (other than materials relating to legal proceedings against a Fund). The Adviser also may instruct the Company’s custodian and/or broker(s) to provide reports of holdings in the portfolio of each Fund. The Adviser has the authority to engage a service provider to assist with administrative functions related to voting Fund proxies. The Company shall direct the Company’s custodian and/or broker(s) to provide any assistance requested by the Adviser in facilitating the use of a service provider. In no event shall the Adviser have any responsibility to vote proxies that are not received on a timely basis. The Company acknowledges that the Adviser, consistent with the Adviser’s written proxy voting policies and procedures, may refrain from voting a proxy if, in the Adviser’s discretion, refraining from voting would be in the best interests of a Fund and the Fund’s shareholders.

i. The Name “Reflection”. The Adviser grants to the Company a license to use the name “Humankind” (the “Name”) as part of the name of the Company and each Fund for the duration of this Agreement. The foregoing authorization by the Adviser to the Company to use the Name as part of the name of a Fund is not exclusive of the right of the Adviser itself to use, or to authorize others to use, the Name; the Company acknowledges and agrees that, as between the Company and the Adviser, the Adviser has the right to use, or authorize others to use, the Name. The Company shall: (1) use the Name only in a manner consistent with uses approved by the Adviser; (2) use the Company’s best efforts to maintain the quality of the services offered using the Name; and (3) adhere to such other specific quality control standards as the Adviser from time to time reasonably may promulgate. At the request of the Adviser, the Company: (a) shall submit to Adviser representative samples of any promotional materials using the Name; and (b) shall change the name of a Fund within thirty (30) days of the Company’s receipt of the Adviser’s request, or such other shorter time period as may be required under the terms of a settlement agreement or court order, so as to eliminate all reference to the Name and thereafter shall not transact any business using the Name in the name of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in their names on their behalf by the undersigned, thereunto duly authorized, all as of the day and year first above written.

HUMANKIND BENEFIT CORPORATION

By:	/s/ Yi Han
Title: Vice President

HUMANKIND INVESTMENTS LLC

By:	/s/ James Katz
Title: Chief Executive Officer

Schedule A

Name of Funds and Investment Advisory Fee

As consideration for the Adviser’s services to each Fund listed below, the Adviser will receive a fee at the rate set forth next to each Fund’s name. The Adviser will pay all of the expenses of each Fund listed below except for the management fee payable under this Agreement, expenses incurred pursuant to the Fund’s 12b-1 Distribution Plan (if any), costs of borrowing (such as interest charges and dividend expenses on securities sold short), taxes or governmental fees, acquired fund fees and expenses (if any), brokerage commissions and other expenses of executing portfolio transactions, costs of holding shareholder meetings, including proxy costs, fees and expenses associated with the Fund’s securities lending program, if any, fees of independent counsel to the disinterested Directors, if any, and litigation and potential litigation and other extraordinary expenses not incurred in the ordinary course of the Fund’s business.

	Name of Fund	Fee*
1.	Humankind US Stock ETF	0.11%

* As a percentage of average daily net assets.